Exhibit 99.1

Central Garden & Pet Announces Record Third Quarter Earnings for Fiscal 2005;
        A 20% Increase in Diluted Earnings Per Share to $1.03;
 Innovation, Acquisitions and Operating Margin Improvement Initiatives
                           Drive Performance

    WALNUT CREEK, Calif.--(BUSINESS WIRE)--Aug. 3, 2005--

     Tightens Guidance to 10% Sales Growth and 25% EPS Growth for
        Fiscal 2005; Announces Preliminary Fiscal 2006 Diluted
                      EPS of Approximately $3.00

    Central Garden & Pet Company (Nasdaq:CENT) today announced record results for its fiscal third quarter ended June 25, 2005.
    Net sales for the fiscal third quarter were $413.2 million, an increase of 10.4% from $374.4 million in the third quarter of fiscal 2004. Net income was $22.2 million for the quarter, an increase of 23.6% compared to $17.9 million in the third quarter of fiscal 2004. Fully-diluted earnings per share was $1.03, compared to $0.86 in the third quarter of fiscal 2004, an increase of 19.8%. Depreciation and amortization expense in the quarter was $5.1 million.
    Net sales for the Garden Products segment were $249.8 million, an increase of 9.3% compared to the third quarter of fiscal 2004. Operating income for the Garden Products segment was $21.4 million, an increase of 28.0% compared to the third quarter of fiscal 2004. Net sales for the Pet Products segment were $163.4 million, an increase of 12.0% compared to the third quarter of fiscal 2004. Operating income for the Pet Products segment was $23.6 million, an increase of 20.0% compared to the third quarter of fiscal 2004.
    "We continue to build our brands and execute our disciplined growth strategy," noted Glenn Novotny, President and Chief Executive Officer of Central Garden & Pet. "Innovative new products with higher margins and contributions from strategic acquisitions are fueling the growth of our branded products portfolio. We are also focusing on creating greater operating efficiencies that, we believe, will service our customers more effectively and generate better returns for our shareholders. We remain on track for our fiscal 2005 financial objectives and are comfortable with an approximate earnings per share estimate range of $2.50 to $2.52 and sales of approximately $1.4 billion. This represents a 25% increase in diluted earnings per share for the fiscal year. We are also announcing our preliminary fiscal 2006 diluted earnings per share guidance of approximately $3.00."
    Net sales for the first nine months of fiscal 2005 were $1,057.6 million, an increase of 10.7% from $955.8 million in the comparable period of fiscal 2004. Net income was $47.1 million for the first nine months of fiscal 2005, an increase of 30.2% compared to $36.1 million in the comparable period of fiscal 2004. Fully-diluted earnings per share was $2.19 for the first nine months of fiscal 2005, compared to $1.74 in the comparable period of fiscal 2004, an increase of 25.9%.
    Net sales for the Garden Products segment for the first nine months of fiscal 2005 were $579.0 million, an increase of 8.2% compared to $535.4 million in the comparable period of fiscal 2004. Operating income for the Garden Products segment in the first nine months of fiscal 2005 was $44.8 million, an increase of 10.2% compared to $40.7 million in the comparable period of fiscal 2004. Net sales for the Pet Products segment for the first nine months of fiscal 2005 were $478.6 million, an increase of 13.8% compared to $420.4 million in the comparable period of fiscal 2004. Operating income for the Pet Products segment in the first nine months of fiscal 2005 was $65.3 million, an increase of 41.2% compared to $46.2 million in the comparable period of fiscal 2004.
    The Company will discuss its fiscal third quarter 2005 results on a conference call today at 4:30 p.m. ET. The conference call will be simultaneously broadcast over the Internet through Central's website, http://www.centralgardenandpet.com/. To listen to the webcast, please log on to the website prior to the scheduled call time to register and download any necessary audio software.

    Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the pet and lawn and garden supplies markets. Our pet products include pet bird and small animal food and supplies, aquarium products, flea, tick, mosquito and other pest control products, edible bones, cages, carriers, pet books, and other dog, cat, reptile and small animal products. These products are sold under a number of brand names, including Kaytee, Super Pet, All-Glass Aquarium, Oceanic, Kent Marine, Energy Savers Unlimited, Zodiac, Pre-Strike, Altosid, Nylabone, TFH, Four Paws and Interpet. Our lawn and garden products include grass seed, wild bird food, weed and insect control products, decorative outdoor patio products and ant control products. These products are sold under a number of brand names, including Pennington, Norcal Pottery, New England Pottery, GKI/Bethlehem Lighting, Lilly Miller, Matthews Four Seasons, AMDRO, Grant's, Sevin, Over'n Out and Cedar Works. For additional information on Central Garden & Pet, including access to the Company's SEC filings, please visit the Company's website at http://www.centralgardenandpet.com/.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including future earnings guidance, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings including, without limitation, the resolution of litigation between the Company and Hebert Axelrod. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

    (Tables Follow)

                     Central Garden & Pet Company
                   Consolidated Statements of Income
                              (Unaudited)
               (In thousands, except per share amounts)

                             Three Months Ended    Nine Months Ended
                             ------------------- ---------------------
                             June 25,  June 26,   June 25,   June 26,
                               2005     2004        2005       2004
                             --------- --------- ----------- ---------

Net Sales                    $413,193  $374,431  $1,057,623  $955,766
Cost of Goods Sold and
 Occupancy                    282,941   256,506     714,456   663,744
                             --------- --------- ----------- ---------

          Gross Profit        130,252   117,925     343,167   292,022

Selling, General and
 Administrative
 Expenses                      92,037    86,183     255,760   222,363
                             --------- --------- ----------- ---------

          Income from
           Operations          38,215    31,742      87,407    69,659

Interest Expense               (6,130)   (4,959)    (17,038)  (13,523)
Interest Income                   127        89         337       411
Other Income                    2,939     1,665       4,593     1,935
                             --------- --------- ----------- ---------

          Income Before
           Income Taxes        35,151    28,537      75,299    58,482

Income Taxes                   12,968    10,596      28,228    22,342
                             --------- --------- ----------- ---------

          Net Income          $22,183   $17,941     $47,071   $36,140
                             ========= ========= =========== =========

Basic Earnings Per Common
 Share:                         $1.06     $0.89       $2.27     $1.81

Diluted Earnings Per Common
 Share:                         $1.03     $0.86       $2.19     $1.74

Weighted Average Shares
 Outstanding:
          Basic                20,890    20,086      20,735    19,968
          Diluted              21,603    20,974      21,454    20,753


                     Central Garden & Pet Company
                 Condensed Consolidated Balance Sheets
                              (Unaudited)
                            (In thousands)

                                        June 25,   June 26,  September
                                          2005       2004       25,
                                                               2004
                                       ----------- --------- ---------
Assets
Current Assets:
    Cash and Equivalents                   $9,910   $18,211   $12,221
    Restricted Investments                 15,327    15,307    14,936
    Accounts Receivable                   207,108   187,360   183,979
    Inventories                           277,381   242,972   237,913
    Prepaid Expenses and Other             21,016    10,235    15,811
                                       ----------- --------- ---------

    Total Current Assets                  530,742   474,085   464,860

Property & Equipment - Net                112,255   101,760   105,612

Goodwill                                  362,923   310,560   338,384
Deferred Income Taxes and Other Assets     69,802    56,423    51,341
                                       ----------- --------- ---------

Total                                  $1,075,722  $942,828  $960,197
                                       =========== ========= =========


Liabilities & Shareholders' Equity
Current Liabilities:
   Accounts Payable                       $99,896  $106,241  $105,933
   Accrued Expenses                        88,524    75,403    64,948
   Current Portion of Long-Term Debt        1,772     1,026     1,025
                                       ----------- --------- ---------

   Total Current Liabilities              190,192   182,670   171,906

Long-Term Debt                            343,669   288,450   304,775
Other Long-Term Obligations                 4,182     1,564     3,720
Convertible Redeemable Preferred Stock      3,000     3,000     3,000

Shareholders' Equity                      534,679   467,144   476,796
                                       ----------- --------- ---------


  Total                                $1,075,722  $942,828  $960,197
                                       =========== ========= =========

    CONTACT: Central Garden & Pet
             Paul Warburg, 925-948-3686